Exhibit 23.1











CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 16, 2001(not provided separately herein), included in American Fire Retardant Corp.'s previously filed Registration Statement on Form S-8 (Registration No. 333-86290) dated April 15, 2002, incorporated by reference in this Form 10-KSB.



/s/ HJ  Associates & Consultants, LLP

HJ Associates & Consultants, LLP
Salt Lake City, Utah
April 17, 2002